Exhibit 10.1

NEWMARKET CORPORATION

2014 INCENTIVE COMPENSATION AND STOCK PLAN

ARTICLE I

DEFINITIONS

1.01.	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02.	Affiliate and Associate

Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.03.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, award of Stock Units, Incentive Award, Option or SAR granted to such Participant.

1.04.	Beneficial Owner

Beneficial Owner has the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities the holding of which is properly disclosed on a Schedule 13G.

1.05.	Board

Board means the Board of Directors of the Company.

1.06.	Cause

Cause means that the Participant has been convicted of a felony that involves the misappropriation of the assets of the Company or a Related Entity or that materially injures the business reputation of the Company or a Related Entity.

1.07.	Change in Control

Change in Control means the occurrence of any of the following events:

(a) any Person or “group,” within the meaning of Section 13(d)(3) of the Exchange Act (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) becomes, directly or indirectly, the Beneficial Owner of 30% or more of the combined voting power of the then outstanding Company securities that are entitled to vote generally for the election of the Company’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Company approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); or

(b) as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Board, or any successor’s board of directors, within two years of the last of such transactions; or

(c) the Company consummates a Business Combination, unless immediately following such Business Combination, (a) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own more than 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the company through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (b) no Person (excluding Bruce C. Gottwald, Floyd D. Gottwald, members of either of their families and any Affiliate of any of them) beneficially owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company resulting from such Business Combination and (c) at least a majority of the members of the board of directors of the Company resulting from such Business Combination are Continuing Directors.

1.08.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09.	Committee

Committee means the Compensation Committee of the Board.

1.10.	Common Stock

Common Stock means the common stock of the Company.

1.11.	Company

Company means NewMarket Corporation.

1.12.	Continuing Director

Continuing Director means any member of the Board on the date this Plan is adopted by the Board, or any member of the Board whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13.	Control Change Date

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14.	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.15.	Fair Market Value

Fair Market Value means, on any given date, the reported closing price of a share of Common Stock on the New York Stock Exchange, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using the reasonable application of a reasonable method.

1.16.	Incentive Award

Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a payment, in cash or Common Stock or a combination of cash and Common Stock, from the Company or a Related Entity.

1.17.	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18.	Participant

Participant means an employee of the Company or a Related Entity or a member of the Board or the board of directors of a Related Entity who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an award of Stock Units, an Incentive Award, an Option, an SAR, or a combination thereof.

1.19.	Performance Criteria

Performance Criteria means one or more of (a) cash flow and/or free cash flow (before or after dividends), (b) earnings per share (diluted and basic earnings per share), (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) the price of Common Stock, (e) return on equity, (f) total shareholder return, (g) return on capital (including return on total capital or return on invested capital), (h) return on assets or net assets, (i) market capitalization, (j) total enterprise value (market capitalization plus debt), (k) economic value added, (l) debt leverage (debt to capital), (m) revenue, (n) income or net income, (o) operating income, (p) operating profit or net operating profit, (q) operating margin or profit margin, (r) return on operating revenue, (s) cash from operations, (t) operating ratio, (u) commodity or operating revenue, and (v) market share.

1.20.	Person

Person has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act except that such term does not include (a) the Company, its Affiliates or any Related Entity, (b) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or any Related Entity, (c) any underwriter temporarily holding securities pursuant to any offering of such securities or (d) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

1.21.	Plan

Plan means the NewMarket Corporation 2014 Incentive Compensation and Stock Plan.

1.22.	Related Entity

Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.23.	SAR

SAR means a stock appreciation right (which may be granted only in conjunction with an Option) that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Fair Market Value on the date of grant.

1.24.	Stock Award

Stock Award means Common Stock awarded to a Participant under Article VIII.

1.25.	Stock Unit

Stock Unit means an Award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that enables the holder to receive a payment on the date specified in the Agreement for each Stock Unit equal to the Fair Market Value of a share of Common Stock determined as of the date set forth in the Agreement. An Award of Stock Units may, but is not required to, provide for dividend equivalents calculated, earned and payable on the terms (if any) set forth in the Agreement.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Code section 422 (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Stock Units, and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Incentive Awards, Stock Units, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, Stock Units, or an Incentive Award, including by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which a Stock Award may become transferable or nonforfeitable or both, or the time at which an Incentive Award or Stock Units may be settled, or defer the receipt of Common Stock issuable upon the exercise of the Option or permit the deferral of a Stock Award; provided that such discretion (i) may not be exercised with respect to an Award intended to qualify as “performance-based compensation” under Code Section 162(m) to the extent such discretion would be inconsistent with Code Section 162(m) and guidance thereunder; and (ii) may not be exercised in a manner that would violate Code Section 409A, including deferrals relating to Awards. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Stock Unit or Incentive Award. All expenses of administering this Plan shall be borne by the Company, a Related Entity or a combination thereof.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) that are not intended to qualify as “performance-based compensation” for purposes for Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company, any member of the Board or any employee or director of a Related Entity (including a company that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or a Related Entity.

ARTICLE V

STOCK SUBJECT TO PLAN

5.01.	Shares Issued

Upon the award of shares of Common Stock pursuant to a Stock Award, award of Stock Units, or an Incentive Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards, Stock Units and Incentive Awards, is 1,000,000 shares which shares are authorized and available for issuance under the NewMarket Corporation 2004 Incentive Compensation and Stock Plan. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article XI.

5.03.	Reallocation of Shares

If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Incentive Awards, Stock Units, and Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Incentive Awards, Stock Units, and Stock Awards to be granted under this Plan. If a Stock Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards, Stock Units, and Stock Awards to be granted under this Plan. If an Incentive Award is forfeited or terminated, in whole or in part for any reason, the number of shares of Common Stock allocated to the Incentive Award or portion thereof may be reallocated to other Options, SARs, Incentive Awards, Stock Units, and Stock Awards to be granted under this Plan. Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes with respect to an Option, SAR, Incentive Award, award of Stock Units, or Stock Award, or as payment for the exercise price of an Option or SAR under this Plan shall not be reallocated with respect to any Award to other Awards to be granted under the Plan.

ARTICLE VI

OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however that no Participant may be granted Options in any calendar year covering more than 200,000 shares of Common Stock.

6.02.	Option Price

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Code Section 424(d)) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f)) (a “Ten Percent Stockholder”), and an incentive stock option is granted to such employee, the Option price of such incentive stock option shall be not less than the applicable price required by the Code, currently 110% of the Fair Market Value on the date of grant.

6.03.	No Repricing

Except for an adjustment authorized under Article XI, the Option price may not be reduced (by amendment or cancellation of the Option or otherwise) after the date of grant.

6.04.	Maximum Option Period

The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The maximum period in which an incentive stock option granted to a Ten Percent Stockholder may be exercised is the applicable period required by the Code, currently five years from the date such incentive stock option was granted. The terms of any Option may provide that it has a term that is less than such maximum period.

6.05.	Nontransferability

Except as provided in Section 6.06, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.06, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.06.	Transferable Options

Section 6.05 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.07.	Employee Status

For purposes of determining the applicability of Code section 422 (relating to incentive stock options), or if the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.08.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding the limit prescribed by Code section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any SAR to the extent of the number of shares with respect to which the Option is exercised.

6.09.	Payment

Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator, or through a cashless exercise procedure approved by Administrator involving a securities broker approved by the Administrator. Subject to rules established by the Administrator and if provided in an Option Agreement, payment of all or part of the Option price may be made with shares of Common Stock including by (i) surrender to the Company of shares of Common Stock, (ii) attestation of Common Stock ownership, and (iii) for Options not intended to be incentive stock options, receipt by the Participant of fewer shares that would otherwise be issuable on exercise of the Option (“net exercise”). If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.10.	Change in Control

The terms of each outstanding Option on and after a Control Change Date shall be governed by applicable Agreement.

6.11.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.12.	Disposition of Stock

A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, no Participant may be granted SARs in any calendar year covering more than 200,000 shares of Common Stock. For purposes of the foregoing limit, an Option and SAR shall be treated as a single award. In addition, no Participant may be granted SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code section 422(d).

7.02.	Maximum SAR Period

The period in which an SAR may be exercised shall not be longer than the term of the related Option. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, an SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than an SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of an SAR (by the Participant or his transferee), the SAR and the related Option must be transferred to the same person or persons or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that an SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of an SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Change in Control

The terms of each outstanding SAR on and after a Control Change Date shall be governed by the applicable Agreement.

7.07.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.08.	Settlement

At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09.	Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII

STOCK AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 200,000 shares of Common Stock and provided, further that the issuance of a Stock Award in settlement of a Stock Award shall not be subject to the foregoing share limitation.

8.02.	Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated period or if the Company, a Related Entity, the Company and its Related Entities or the Participant fails to achieve stated performance goals, including performance goals stated with reference to Performance Criteria. The Administrator, in its discretion, may waive the requirements for vesting or transferability for all or part of the shares subject to a Stock Award in connection with a Participant’s termination of employment or service, but only to the extent permitted by Code Section 162(m) and guidance thereunder in the case of Stock Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m).

8.03.	Employee Status

If the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.04.	Change in Control

The terms of each outstanding Stock Award on and after a Control Change Date shall be governed by the applicable Agreement.

8.05.	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all the rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award (“awarded shares”), (b) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to the awarded shares, and (c) the Company’s transfer agent will hold the awarded shares in a book entry account for the benefit of the Participant, the terms of which account shall restrict the transferability of shares held in the account until the awarded shares are transferable and are no longer forfeitable. The limitations set forth in the preceding sentence shall not apply after the awarded shares are transferable and no longer forfeitable.

ARTICLE IX

STOCK UNITS

9.01.	Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Award of Stock Units is to be made and will specify the number of Stock Units covered by such Awards; provided, however, that no Participant may receive awards of Stock Units in any calendar year for more than 200,000 shares of Common Stock.

9.02.	Terms and Conditions

The Administrator, on the date of grant of the Award, may prescribe that the Stock Units or a portion thereof, will be earned, and the Participant will be entitled to receive a payment pursuant to the Award of Stock Units, only upon the completion of a specified period of employment or service or satisfaction of specified financial or other performance goals, including goals stated with reference to Performance Criteria, or on the basis of such other criteria as may be prescribed by the Administrator and set forth in the Agreement.

9.03.	Payment

In accordance with the Agreement, the amount payable when an award of Stock Units is earned may be settled in cash, Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Award of Stock Units is earned, but a cash payment will be made in lieu thereof. In accordance with and subject to the terms of the Agreement, a Participant may be entitled to dividend equivalents (calculated in accordance with the Agreement) at or prior to the time an award is earned. Such dividend equivalents may be payable in cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator in its sole discretion.

9.04.	Nontransferability

Except as provided in Section 9.05, Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of an award of Stock Units other than by will or the laws of descent and distribution. The limitations set forth in the preceding sentence shall not apply to Common Stock issued as payment pursuant to an award of Stock Units.

9.05.	Transferable Stock Units

Section 9.04 to the contrary notwithstanding, an award of Stock Units may be transferred pursuant to the Agreement, by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Stock Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Stock Units during the period that they were held by the Participant; provided, however that such transferee may not transfer Stock Units except by will or the laws of descent and distribution.

9.06.	Employee Status

If the terms of an award of Stock Units provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

9.07.	Change in Control

The terms of each outstanding award of Stock Units on and after a Control Change Date shall be governed by the applicable Agreement.

9.08.	Shareholder Rights

No Participant shall, as a result of receiving an award of Stock Units, have any rights as a shareholder of the Company or any Related Entity on account of such award until, and except to the extent that, the Stock Units are earned and settled in shares of Common Stock.

ARTICLE X

INCENTIVE AWARDS

10.01.	Award

The Administrator will designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator. With respect to an Incentive Award based on a performance period of one year, no Participant may receive an Incentive Award payment in any calendar year that exceeds $2,000,000.

10.02.	Terms and Conditions

The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance goals are satisfied during a performance period of at least one year after the grant of the Incentive Award. By way of example and not of limitation, the performance goals may provide that the Incentive Award will be earned only if the Company, a Related Entity or the Company and its Related Entities achieve stated objectives, including objectives stated with reference to Performance Criteria. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death or disability or a Change in Control.

10.03.	Nontransferability

Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04.	Transferable Incentive Awards

Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05.	Employee Status

If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

10.06.	Change in Control

The terms of each outstanding Incentive Award on and after a Control Change Date shall be governed by the applicable Agreement.

10.07.	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Related Entity on account of such award until, and except to the extent that, the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs, Incentive Awards, Stock Units, and Stock Awards may be granted under this Plan; and the terms of outstanding Stock Awards, Options, Incentive Awards, Stock Units and SARs; and the per individual limitations on the number of shares of Common Stock for which Options, SARs, Stock Units, Incentive Awards, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies, (b) there occurs any other event which, in the judgment of the Committee necessitates such action or (c) there is a Change in Control. Any determination made under this Article XI by the Committee shall be final and conclusive. Adjustments made under this Article XI shall be effected in compliance with Code Section 162(m) with respect to Awards intended to constitute qualified performance-based compensation under Code Section 162(m).

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Incentive Awards, Stock Units and Stock Awards may be granted, the per individual limitations on the number of shares of Common Stock for which Options, SARs, Incentive Awards, Stock Units, or Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards, Stock Units or SARs.

The Committee may make Stock Awards and may grant Options, SARs, Stock Units and Incentive Awards in substitution for phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction or event described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards, Options, Incentive Awards, Stock Units or SARs shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, an Incentive Award or award of Stock Units is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIII

GENERAL PROVISIONS

13.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right or power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefore.

13.02.	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04.	Code Section 409A

This Plan is intended to provide compensation that is exempt from or that complies with Code Section 409A, and ambiguous provisions, if any, in this Plan or an Agreement shall be construed and administered in a manner that is compliant with or exempt from the application of Code Section 409A, as appropriate. For purposes of Code Section 409A, each payment under this Plan shall be deemed a separate payment. Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amount or benefits under this Plan would cause a violation of Code Section 409A, then any amounts or benefits that are payable under this Plan due to the Participant’s “separation from service” within the meaning of Code Section 409A which (i) are subject to the provisions of Code Section 409A; (ii) are not otherwise excluded under Code Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

Nothing in this Plan or an Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award. Although the Company may endeavor to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

13.05.	Code Section 162(m)

This Plan is intended to permit the award of qualified performance-based compensation under Code Section 162(m). This Plan and Agreements hereunder shall be interpreted and administered to comply with Code Section 162(m) and guidance thereunder, including, without limitation, Treasury Regulation Section 1.162-27(e) as to Awards intended to constitute qualified performance-based compensation.

13.06.	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

ARTICLE XIV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (a) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI) or (b) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Incentive Award, award of Stock Units, Option or SAR outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

No Stock Award, Incentive Award, Stock Units, Option or SAR may be granted under this Plan more than ten years after the earlier of the date the Plan is adopted by the Board or the date that the Plan is approved in accordance with Article XVI. Stock Awards, Incentive Awards, Stock Units, Options and SARs granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

Options, SARs, Stock Units, and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR shall be exercisable and no award of Stock Units or Incentive Award shall be effective unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by unanimous consent. Stock Awards may be granted under this Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.